Exhibit 8.1 - Significant subsidiaries

Name of company	Country of incorporation	Principal activities	Percent owned

Drilling unit owning companies

North Atlantic Alpha Ltd	Bermuda	Owner of West Alpha	75
North Atlantic Elara Ltd	Bermuda	Owner of Wesy Elara	75
North Atlantic Epsilon Ltd	Bermuda	Owner of West Epsilon	75
North Atlantic Linus Ltd	Bermuda	Owner of West Linus	75
North Atlantic Navigator Ltd	Bermuda	Owner of West Navigator	75
North Atlantic Pheonix Ltd	Bermuda	Owner of West Pheonix	75
North Atlantic Venture Ltd	Bermuda	Owner of West Venture	75
Scorpion Courageous Ltd.	Bermuda	Owner of Offshore Courageous	100
Scorpion Defender Ltd.	Bermuda	Owner of Offshore Defender	100
Scorpion Freedom Ltd.	Bermuda	Owner of Offshore Freedom	100
Scorpion Intrepid Ltd.	Bermuda	Owner of Offshore Intrepid	100
Scorpion Resolute Ltd.	Bermuda	Owner of Offshore Resolute	100
Scorpion Rigs Ltd.	Bermuda	Owner of Offshore Mischief	100
Scorpion Vigilant Ltd.	Bermuda	Owner of Offshore Vigilant	100
Seadrill Auriga Ltd.	Bermuda	Owner of West Auriga	100
Seadrill Capricorn Ltd.	Bermuda	Owner of West Capricorn	100
Seadrill Castor Ltd.	Bermuda	Owner of West Castor	100
Seadrill China Operations Ltd.	Bermuda	Owner of West Aquarius	100
Seadrill Cressida Ltd.	Bermuda	Owner of West Cressida	100
Seadrill Eminence Ltd	Bermuda	Owner of West Eminence	100
Seadrill Gemini Ltd	Bermuda	Owner of West Gemini	100
Seadrill Indonesia Ltd	Bermuda	Owner of West Callisto and West Leda	100
Seadrill Janus Ltd.	Bermuda	Owner of West Janus	100
Seadrill Jaya Ltd.	Bermuda	Owner of West Jaya	100
Seadrill Juno Ltd.	Bermuda	Owner of West Juno	100
Seadrill Oberon Ltd.	Bermuda	Owner of West Oberon	100
Seadrill Orion Ltd.	Bermuda	Owner of West Orion	100
Seadrill Telesto Ltd.	Bermuda	Owner of West Telesto	100
Seadrill Tender Rig Ltd.	Bermuda	Holding company and owner of West Alliance, West Berani, West Menang, West Pelaut, T-4, T-7, T-8, T-11 and T-12	100
Seadrill Triton Ltd.	Bermuda	Owner of West Triton	100
Seadrill Tucana Ltd.	Bermuda	Owner of West Tucana	100
Seadrill T15 Ltd.	Bermuda	Owner of T15	100
Seadrill T16 Ltd.	Bermuda	Owner of T16	100
Seadrill Vela Ltd.	Bermuda	Owner of West Vela	100
Seadrill Vencedor Ltd.	Bermuda	Owner of West Vencedor	100
SeaDragon II Ltd.	Cayman Islands	Owner of SeaDragon II	100
Seadrill Deepwater Drillship Ltd.	Cayman Islands	Owner of West Capella	100
Seadrill Hungary Kft.	Hungary	Owner of West Sirius	100
Seadrill Ariel Ltd.	Liberia	Owner of West Ariel	100
Seadrill Pegasus Pte Ltd.	Singapore	Owner of West Pegasus	100
Seadrill Tender Rigs Pte. Ltd.	Singapore	Owner of West Setia	100
				.

Drilling units under sale leaseback

Rig Finance II Ltd. *	Bermuda	Owner of West Prospero	0	*
SFL Polaris Ltd. *	Bermuda	Owner of West Polaris	0	*
SFL Deepwater Ltd. *	Bermuda	Owner of West Hercules and West Taurus	0	*

Contracting and management companies

North Atalntic Norway Ltd	Bermuda	Drilling services contracter	75
Seadrill Deepwater Crewing Ltd.	Bermuda	Crewing company	100
Seadrill Servicos de Petroleo Ltda.	Brazil	Drilling services contractor	100
Seadrill Management Services Ltd.	British Virgin Islands	Management company	100
Seadrill Asia Ltd.	Hong Kong	Drilling services contractor, holding company	100
North Atlantic Crew AS	Norway	Crewing Company	75
North Atlantic Managemnet AS	Norway	Management company	75
Seadrill Offshore AS	Norway	Drilling services contractor	100
Seadrill Management AS	Norway	Management company	100
Seadrill Management (S) Pte Ltd	Singapore	Management company	100
Seadrill Offshore Singapore Ltd.	Singapore	Management company	100
Seadrill Americas Inc.	USA	Drilling services contractor and technical services company	100

Holding Companies
North Atlantic Drilling Ltd	Bermuda	Holding Company of North Atlantic vessel owning entities	75
Scorpion Offshore Ltd	Bermuda	Holding Company of Scorpion vessel owning entities	100
Seadrill UK Ltd	United Kingdom	Holding Company	100

*  Fully consolidated Variable interest entities